                                                                     EXHIBIT 5.1

                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION

                                  650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA  94304-1050
                    TELEPHONE 415-493-9300  FACSIMILE 415-493-6811


                                     June 3, 1998

Phoenix Technologies Ltd.
411 E. Plumeria Drive
San Jose, California 95134

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Phoenix Technologies Ltd. (the "Registrant" or "you"), with the Securities and Exchange Commission on or about June 3, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 800,000 shares of your Common Stock (the "Shares") reserved for issuance pursuant to the 1998 Stock Plan (the "1998 Plan") and 150,000 shares of your Common Stock reserved for issuance pursuant to the Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan"). The 800,000 shares of Common Stock reserved under the 1998 Plan and the 150,000 shares of Common Stock reserved under the Purchase Plan are referred to collectively hereinafter as the "Shares," and the 1998 Plan and the Purchase Plan are referred to collectively hereinafter as the "Plans." As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed sale, issuance and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                   Sincerely,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/  Wilson Sonsini Goodrich & Rosati